UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 20, 2025

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street	14221
Williamsville, New York (Address of principal executive offices)	(Zip Code)

(716) 857-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	NFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 20, 2025, National Fuel Gas Company (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CenterPoint Energy Resources Corp. (the “Seller”), pursuant to which, among other things, the Company agreed to acquire from the Seller all of the issued and outstanding equity interests of Vectren Energy Delivery of Ohio, LLC (the “Acquired Company”), the Seller’s Ohio natural gas local distribution company business, for an aggregate purchase price of $2,620,000,000, subject to customary adjustments (the “Purchase Price”), as provided in the Purchase Agreement (the “Transaction”). The Purchase Price will be paid through a combination of cash and a promissory note issued by the Company to the Seller pursuant to the Seller Note Agreement (as defined below).

The Purchase Agreement contains customary representations, warranties, covenants, and obligations of the Company and the Seller. In connection with the Transaction, the Company has obtained a representation and warranty insurance policy that provides coverage for certain breaches of the representations and warranties made by the Seller in the Purchase Agreement, subject to customary exclusions, deductibles, and other terms and conditions.

The Purchase Agreement includes customary termination rights for both the Company and the Seller, including the right of either party to terminate the agreement if the Transaction has not been consummated within eighteen months following the execution date (the “Outside Date”). The Outside Date may be extended by either party for up to two additional three-month periods under certain conditions.

The Transaction is expected to close in the fourth quarter of calendar 2026, subject to the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) completion of a notice filing and review with the Public Utilities Commission of Ohio. The Transaction will not close prior to October 1, 2026 without the prior written consent of the Seller.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which has been filed as Exhibit 10.1 hereto and is expressly incorporated by reference herein.

Seller Note Facility

A portion of the Purchase Price will be financed at closing by the entry into a Seller Note Agreement (the “Seller Note Agreement”) between the Company, as borrower, and the Seller, as lender. The Seller Note Agreement will provide a $1.2 billion unsecured term loan credit facility (the “Seller Note Facility”) that matures on the last business day that is not more than 364 days from the closing of the Transaction.

The borrowings under the Seller Note Facility will bear interest at a rate of 6.5% per annum. The Seller Note Agreement will contain customary representations and affirmative, negative and financial covenants, including, among others, covenants that place conditions upon the Company’s ability to merge or consolidate with other companies, sell all or any material part of its business or property, and incur liens, consistent with the Company’s existing term loan agreement. The Seller Note Agreement will include a covenant that the Company will not permit its debt to capitalization ratio to exceed 0.65 at the last day of any fiscal quarter (or such other ratio then applicable in the Company’s primary credit facility). The Seller Note Agreement will also include covenants restricting certain actions with respect to the Acquired Company. The Seller Note Agreement will contain certain specified events of default, and should an event of default occur, the lender is entitled to exercise certain remedies, including acceleration of the loan and related obligations.

The Seller Note Agreement will contain a covenant defeasance provision that permits the Company to relieve itself from its obligations to comply with covenants under the Seller Note Agreement upon deposit of an amount with a paying agent sufficient to pay the principal of and interest due on the loan on each applicable interest payment date and the maturity date.

The foregoing description of the Seller Note Agreement does not purport to be complete and is qualified in its entirety by reference to the Seller Note Agreement, a copy of the form of which is an exhibit attached to the Purchase Agreement, which has been filed as Exhibit 10.1 hereto and is expressly incorporated by reference herein.

Bridge Loan Commitment Letter

In connection with its entry into the Purchase Agreement, the Company entered into a bridge facility commitment letter (the “Bridge Commitment Letter”), pursuant to which The Toronto-Dominion Bank, New York Branch (“TD Bank”), TD Securities (USA) LLC, Wells Fargo Bank, National Association (“Wells Fargo Bank”) and Wells Fargo Securities, LLC (“Wells Fargo Securities” and, together with Wells Fargo Bank, “Wells Fargo”; TD Bank and Wells Fargo, the “Commitment Parties”), agreed to provide to the Company loans under a senior unsecured bridge loan facility (the “Bridge Facility”) comprised of a $1,420,000,000 364-day tranche (the “Acquisition Tranche”), the proceeds of which shall be used to finance the Transaction, and a $1,200,000,000 364-day tranche (the “Seller Note Tranche”, and together with the Acquisition Tranche, each a “Tranche”), the proceeds of which shall be used to refinance the Seller Note Facility at its scheduled maturity.

Subject to the conditions in the Bridge Commitment Letter, the commitments under the Bridge Facility (the “Bridge Commitments”) may be reduced by proceeds of certain equity offerings of the Company and certain additional indebtedness that may be incurred by the Company to finance the Transaction. The Company expects to reduce the Bridge Commitments through such offerings or financings, possibly to zero, prior to the closing date of the Transaction or the scheduled maturity of the Seller Note Facility, as applicable, but there can be no assurance such offerings or financings will occur and any such expectation is subject to market conditions.

To the extent borrowings are made under either Tranche, any loans would bear interest at Term SOFR plus an applicable margin of 1.125% to 1.750%, or at a base rate plus an applicable margin of 0.125% to 0.750%, at the Company’s option. Such applicable margin would increase by an additional 0.25% on each of the 90th, 180th and 270th day after the funding date for such Tranche. Any borrowings under the Bridge Facility would mature 364 days from the initial funding date, which, for the Acquisition Tranche, would be on or around the closing date of the Transaction and, for the Seller Note Tranche, would be on or around the scheduled maturity of the Seller Note Facility.

The availability of borrowings under the Bridge Facility is subject to the satisfaction of certain customary conditions for transactions of this type. Any definitive financing documentation for the Bridge Facility will contain customary representations and warranties, covenants and events of defaults for transactions of this type.

Item 7.01	Regulation FD Disclosure.

On October 21, 2025, the Company issued a press release regarding the Transaction and posted an investor presentation regarding the Transaction under the investor relations section on its internet address. Copies of the press release and investor presentation are furnished as part of this Current Report as Exhibit 99.1 and Exhibit 99.2, respectively.

Neither the furnishing of this press release or this investor presentation as an exhibit to this Current Report nor the inclusion in such press release or investor presentation of any reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at such internet address into this Current Report. The information available at the Company’s internet address is not part of this Current Report or any other report filed or furnished by the Company with the Securities and Exchange Commission (the “SEC”).

Certain statements contained herein or in the press release or the investor presentation furnished as part of this Current Report, including statements regarding the Transaction, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will” and “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements concerning plans, objectives, goals, projections, strategies, future events or performance and underlying assumptions, are forward-looking statements. Actual outcomes or results may differ materially from the forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and other factors, including, but not limited to, conditions to the completion of the Transaction, such as receipt of required regulatory clearance not being satisfied; closing of the Transaction being delayed or not occurring at all; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Purchase Agreement; the inability of the Company to obtain financing, including permanent financing on acceptable terms or at all; the Company being unable to achieve the anticipated strategic, financial and other benefits of the Transaction; the Acquired Company not performing as expected; the Company assuming unexpected risks, liabilities and obligations of the Acquired Company; significant transaction costs associated with the Transaction; the risk that disruptions from the Transaction will harm the businesses, including current plans and operations; the ability to retain and/or hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Transaction; and other factors relating to operations and financial performance discussed in the Company’s filings with the SEC. It is not possible to predict or identify all risk factors. Consequently, the foregoing list should not be considered to be a complete set of all potential uncertainties or risk factors.

More complete descriptions and listings of these uncertainties and risk factors can be found in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024 and in subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. You should consider all risks, uncertainties and other factors identified above and in those SEC reports carefully when evaluating the forward-looking statements.

Although the forward-looking statements contained herein or in the press release or the investor presentation are based on expectations, beliefs and projections expressed in good faith and believed by the Company to have a reasonable basis, there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. Such forward-looking statements are made based on information available as of the date of this presentation, and, except as required by law, the Company undertakes no obligation to, and expressly disclaims any obligation to, revise or update such statements to reflect new information or subsequent events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of October 20, 2025, by and between National Fuel Gas Company and CenterPoint Energy Resources Corp.*

99.1	Press Release, dated October 21, 2025, issued by National Fuel Gas Company

99.2	Investor Presentation, dated October 21, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, an unredacted copy of any schedule or attachment to this Exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2025

NATIONAL FUEL GAS COMPANY

By:	/s/ Lee E. Hartz
Name:	Lee E. Hartz
Title:	General Counsel and Secretary